Exhibit 99.1
Novocure Announces Expansion of its Executive Leadership Team

Wilco Groenhuysen appointed to an expanded Chief Operating Officer role
Ashley Cordova promoted to Chief Financial Officer

Frank Leonard promoted to Chief Development Officer

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today announced an expansion of its Executive Leadership Team, effective Sept. 1, 2020, intended to further solidify executive leadership in preparation for an anticipated period of significant innovation and growth and to recognize the proven senior management experience of key Novocure leaders.

After eight years of service as Chief Financial Officer, Wilco Groenhuysen has been appointed to an expanded Chief Operating Officer role responsible for the general and administrative management of the company. He will also assume responsibility for the strategic and operational leadership of Novocure’s supply chain, warehousing and distribution, quality assurance and information technology operations. Mr. Groenhuysen is tasked to ensure organizational readiness in anticipation of the completion of four Phase 3 clinical trials over the next few years.

Ashley Cordova has been promoted to Chief Financial Officer and will assume responsibility for the oversight of Novocure’s global financial operations, including financial reporting, financial planning and analysis, treasury, tax, and investor relations. In her new role, Ms. Cordova will report directly to Asaf Danziger, Novocure’s CEO.

With more than 15 years of experience in financial operations, Ms. Cordova has played a key role in leading multiple financial functions for Novocure with increasing responsibilities since she joined as Director of Global Treasury in 2014. Most recently, she served as Senior Vice President with responsibility for financial planning and analysis, treasury, investor relations and corporate communications. Prior to joining Novocure, Ms. Cordova served in various financial roles at Pfizer and Zoetis. Ms. Cordova graduated with a bachelor’s degree in Music and Business from Furman University, and earned her international MBA from the University of South Carolina.

Frank Leonard has been promoted to Chief Development Officer, a newly created executive role with responsibility for engineering, product development, business development, and the overall strategic and operational leadership of Novocure’s innovation platforms. In his new role, Mr. Leonard will report directly to Mr. Danziger.

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Exhibit 99.1
Mr. Leonard joined Novocure in 2010 to help prepare the company for the commercial launch of Optune®. In this role, he established Novocure’s health policy and business development groups, and additionally led various finance functions. Prior to joining Novocure, Mr. Leonard was a venture capital, investor focused on high-impact medical technologies. Mr. Leonard holds an A.B. from Harvard and an M.A. from the London School of Economics and Political Science.

“Novocure’s track record of innovation and financial performance is a testament to the strength of our leaders and the focus and drive of all of our employees,” said William Doyle, Novocure’s Executive Chairman, and Mr. Danziger. “We are confident that Wilco’s expanded role and the addition of Ashley and Frank to the Executive Leadership Team places Novocure in the best possible position to prepare for the future.”

After 10 years of service as Chief Operating Officer and 14 years after signing on as Novocure’s first U.S. employee, Mike Ambrogi will transition to become Senior Technology Fellow. Mr. Ambrogi joined Novocure with a background in technology development. This newly created position allows Mr. Ambrogi the freedom to focus exclusively on the development of high-impact technologies to further Novocure’s mission.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma and in the U.S. for the treatment of adult patients with malignant pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer, liver cancer and gastric cancer.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this annual report may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, innovation, growth, interpretation of clinical results,
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Exhibit 99.1
prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2020 and its Quarterly Report on Form 10-Q filed on April 30, 2020 with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investor Contact:
Gabrielle Fernandes
gfernandes@novocure.com
603-206-7047

Media Contact:
Jacklyn Stahl
jstahl@novocure.com
212-767-7516

Confidential | Do Not Distribute
8/10/2020